Exhibit 10.2 - Loan Agreement

Jimmy Soo
 9th Floor, Sage House
110 V. A. Rufino Street,
Legaspi Village, Makita City
Metro Manila, Philippines

                                                         Tel: (632) 812-8861
                                Fax: (632) 817-9671

                                                     March 26, 2007.

Vista Dorada Corp.
36 Encology Executive Townhomes
1776 V. Cruz Extension,
Makita City, Philippines

Attention: Donn P.T. Lee, Chief Financial Officer

Dear Sirs:

Re: Vista Dorada Corp. (“VDC”) - Budget for March 20,/07 to March 19 /08

We recently finished a budget for VDC for the next 12 months. That budget, included in the draft SB-2 we have been preparing for VDC, (the “Budget”) shows that VDC will require approximately $35,000 US. in cash injections over the next 12 months.

I am writing to confirm my agreement to provide this funding, up to $35,000 US. should VDC be unable to raise this needed capital from other sources on terms satisfactory to VDC.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby covenant and agree with VDC as follows:

1.
I will advance to VDC, on an ‘as needed basis’ and as and when requested by you on behalf of VDC from time to time over the coming twelve months, up to $35,000 US. in order to finance the operating expenses of VDC as contemplated by the Budget.

2.
The advances contemplated by paragraph 1. above, together with cash advances I have already made to VDC as of the date of this letter, will not bear interest and have no fixed terms of repoayment. I may however make demand of VDC for repayment of any amounts I have advanced, at any time hereafter.

3.	This agreement will be binding upon me and my heirs, executors and assigns and VDC’s successors and assigns.

If you are in agreement with the foregoing please signify such agreement by countersigning this letter agreement in the place provided below.

Yours truly,

JIMMY S. SOO

Jimmy S. Soo

Agreed and Accepted by
Vista Dorada Corp.
as of March 27, 2007.

By: DONN P.T. LEE    Donn P.T. Lee,
PFO, Secretary Treasurer and Director